UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): July 17, 2017

NetApp, Inc.

(Exact name of Registrant as specified in its charter)

Delaware	0-27130	77-0307520
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

495 East Java Drive

Sunnyvale, California 94089

(Address of principal executive offices, including zip code)

(408) 822-6000

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging Growth Company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01	Entry into a Material Definitive Agreement.

Amendment to Revolving Credit Facility

On July 17, 2017, NetApp, Inc., a Delaware corporation (the “Company”), entered into an Amendment No. 1 to Credit Agreement (the “Amendment”) among the Company, the lenders party thereto and JPMorgan Chase Bank, N.A., as administrative agent (the “Agent”). The Amendment amends the terms of the Company’s Credit Agreement, dated as of December 12, 2016 (as amended, the “Credit Agreement”), to increase the commitments for the existing revolving unsecured credit facility from $600 million to $1 billion. The proceeds of the loans may be used by the Company for general corporate purposes and as liquidity support for its commercial paper program discussed below. As of July 17, 2017, no borrowings or letters of credit were outstanding under this facility.

From time to time, certain of the lenders under the Credit Agreement and certain of their respective affiliates have engaged in, and may in the future engage in, investment banking and other commercial dealings in the ordinary course of business with the Company or the Company’s affiliates. They have received, or may in the future receive, customary fees and commissions for these transactions.

Additional details of the Credit Agreement were previously disclosed in the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on December 12, 2016, and are incorporated herein by reference.

The foregoing description of the Amendment does not purport to be complete and is qualified in its entirety by the terms and conditions of the Amendment, which is attached hereto as Exhibit 10.1 and is incorporated herein by reference.

Increase to Commercial Paper Program

On July 17, 2017, the Company increased the size of its existing commercial paper program (the “Program”), under which the Company may issue unsecured commercial paper notes (the “Notes”) pursuant to an exemption from registration contained in Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”), from $600 million to $1 billion.

The Program remains backstopped by the Credit Agreement that was entered into on December 12, 2016 and amended on July 17, 2017, as described above. If at any time funds are not available on favorable terms under the Program, the Company may utilize the Credit Agreement for funding.

From time to time, one or more of the commercial paper dealers and certain of their respective affiliates have engaged in, and may in the future engage in, investment banking and other commercial dealings in the ordinary course of business with the Company or the Company’s affiliates. They have received, or may in the future receive, customary fees and commissions for these transactions.

The Notes have not been and will not be registered under the Securities Act or state securities laws, and may not be offered and sold except in compliance with an applicable exemption from the registration requirements of the Securities Act and any applicable state securities laws. The information contained in this Current Report on Form 8-K shall not constitute an offer to sell or the solicitation of an offer to purchase any securities, nor shall there be any sale of the Notes in any jurisdiction in which such offer, solicitation or sale would be unlawful.

Additional details of the Program were previously disclosed in the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on December 12, 2016, and are incorporated herein by reference.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information related to the Amendment and the Program set forth in Item 1.01 above is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description

10.1	Amendment No. 1 to Credit Agreement, dated as of July 17, 2017, by and among NetApp, Inc., the lenders party thereto and JPMorgan Chase Bank, N.A., as administrative agent.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

NETAPP, INC.

July 17, 2017	By:	/s/ Matthew K. Fawcett
Matthew K. Fawcett
Senior Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit No.	Description

10.1	Amendment No. 1 to Credit Agreement, dated as of July 17, 2017, by and among NetApp, Inc., the lenders party thereto and JPMorgan Chase Bank, N.A., as administrative agent..